Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 of Fabric.AI, Inc. (formerly known as StableX Technologies, Inc.) of our report dated March 30, 2026 relating to the consolidated financial statements of Fabric.AI, Inc. as of and for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Stephano Slack LLC

Wayne, Pennsylvania

July 17, 2026